CONSENT


We have issued our report dated January 21, 2000, except for Notes K and N for which the date is March 23, 2000, accompanying the consolidated financial statements of Sensar Corporation included in the Annual Report of Sensar Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sensar Corporation on Forms S-3 (File No. 333-1505, effective March 22, 1996; File No. 333-6527, effective August 2, 1996; File No. 333-29923, effective October 3, 1997; File No. 333-49989, effective May 29, 1998; and File No. 333-81253, effective June 28, 1999) and on Forms S-8 (File No. 33-44784, filed December 30, 1991; File No. 33-35751, filed July 5, 1990;
File No. 333-24553, filed April 4, 1997; and File No. 333-38919 filed October 28, 1997).


                                  /s/ Grant Thornton LLP
                                  GRANT THORNTON LLP


Salt Lake City, Utah
January 21, 2000, except for Notes K and N for which the date is March 23, 2000